QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.26

Compensation Arrangements for the Executive Officers

        Set forth below is a summary of the compensation by SEACOR Holdings Inc. (the "Company") to its executive officers in their positions as of the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K"). All of the Company's executive officers are at-will employees whose compensation and employment status may be changed at any time in the discretion of the Company's Board of Directors.

        Base Salary.    Effective January 1, 2008, the executive officers are scheduled to receive the following annual base salaries in their current positions:

Name and Current Position	Base Salary
Charles Fabrikant, Chairman of the Board, President, and Chief Executive Officer	$700,000
Randall Blank, Senior Vice President	$375,000
James Cowderoy, Senior Vice President	$335,000
Dick Fagerstal, Senior Vice President, Corporate Development and Treasurer	$335,000
John Gellert, Senior Vice President	$365,000
Alice Gran, Senior Vice President, Legal Affairs and Risk Management	$350,000
Paul Robinson, Senior Vice President, General Counsel and Secretary	$350,000
Richard Ryan, Senior Vice President and Chief Financial Officer	$350,000
Matthew Cenac, Vice President and Chief Accounting Officer	$250,000

        Cash Bonus and Share Incentive Plan.    In their current positions, the executive officers are eligible to:

  •
  Receive an annual cash incentive award subject to the discretion of the Compensation Committee of the Board of Directors.

  •
  Participate in incentive programs, which currently involve awards of restricted stock and stock options pursuant to the SEACOR Holdings Inc.'s 2007 Share Incentive Plan (Exhibit 10.31 to the Company's Form 10-K for the fiscal year ended December 31, 2007).

        Benefit Plans and Other Arrangements.    In their current positions, the executive officers are eligible to participate in the Company's broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, and a qualified 401(k) plan.

QuickLinks

  Exhibit 10.26
Compensation Arrangements for the Executive Officers